Exhibit 99.1

       WILLIAMS CONTROLS ANNOUNCES THE OPENING OF SALES AND MANUFACTURING
                               OPERATIONS IN CHINA

PR Newswire -- March 21, 2005

PORTLAND, Ore., March 21 /PRNewswire-FirstCall/ -- Williams Controls, Inc. (OTC:
WMCO) today announced that it has obtained the appropriate government approvals to begin manufacturing and sales activities of its wholly owned subsidiary, Williams Controls Asia, in the Peoples Republic of China.

The manufacturing facility is located in the Suzhou Industrial Park and will begin producing products for the China market in March 2005. Suzhou Industrial Park, established in 1994, is one of the fastest growing high tech industrial areas in China. Over 1,300 international manufacturers are located in the Suzhou Industrial Park. Williams Controls selected the Suzhou Industrial Park because of its close proximity to key customers, the established infrastructure and logistics, guaranteed electrical power, and the availability of technical personnel. Suzhou is approximately a one hour drive Northwest of Shanghai.

Williams Controls has also established a sales office located in Shanghai. This office is responsible for establishing and maintaining customer relationships in this dynamic market.

The Company's move into China is driven by a rapidly expanding domestic market for electronic throttle controls and the ability to increase its competitive position worldwide. Recent changes in vehicle emission standards in China are mandating stringent world standard environmental control regulations. This will necessitate conversion to electronic throttle controls for a wide range of vehicles, including heavy truck, transit bus and off-road vehicles.

Patrick Cavanagh, President and Chief Executive Officer stated, "With the anticipated move to electronic engine controls within China, this market will likely be larger than the current NAFTA market. We are currently supplying Chinese customers from our Portland, Oregon facility, however to compete effectively it is essential that we support this market from operations based in China." He concluded, "Another substantial benefit of establishing operations in China will be the ability to manufacture products and source components to help us maintain our competitiveness in world markets."

ABOUT WILLIAMS CONTROLS

Williams Controls is a leading designer and manufacturer of Electronic Throttle Control Systems for the Heavy Truck and Off road markets. For more information, you can find Williams Controls on the Internet at www.wmco.com.

The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward- looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1934, as amended. These forward looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to", "plan", "will", "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company; economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.

SOURCE  Williams Controls, Inc.
     -0-                             03/21/2005
     /CONTACT: Dennis E. Bunday, Executive Vice President and Chief Financial Officer of Williams Controls, Inc., +1-503-684-8600/
     /Web site:  http://www.wmco.com